Exhibit 99.1

News

Heidrick & Struggles Announces Restructuring Charge, Management Changes

CHICAGO, October 11, 2011 — Heidrick & Struggles International, Inc. (Nasdaq: HSII), the leadership advisory firm providing executive search and leadership consulting services worldwide, announced today strategic initiatives and management changes designed to strengthen the company and better position it for long-term success. The company expects to realize approximately $20 million – $25 million in annualized savings from the strategic initiatives.

“Our actions will allow us to focus even more sharply on driving our leadership advisory strategy, while enhancing our competitiveness and delivering value to our shareholders,” said Chief Executive Officer L. Kevin Kelly. “While the market continues to be challenging, particularly in Europe, we are adjusting to these conditions in a way that positions us for improved performance in the near term and strengthens our ability to invest in future growth.”

Key elements of the strategic initiatives include:

-	Reducing the company’s global workforce by approximately 10 percent.

-	Decreasing real estate expenses and support costs by consolidating or closing 13 of the company’s smaller locations across its global network, predominantly in the EMEA region (Europe and Middle East).

-	Strengthening the company’s regional operational management to complement its existing industry practices.

Collectively, these changes are designed to help the firm focus its resources and invest in the proper footprint to best serve its clients for the future.

Additionally, the company announced the following management changes:

-	Timothy C. Hicks has been appointed as the company’s Managing Partner, Operations – a new role with responsibility for the company’s regional operations as well as steering the human resource function. Since joining Heidrick & Struggles in 2002, Mr. Hicks has held several leadership roles within the company including: Partner-In-Charge of the Chicago Office and Sector Leader, Global Automotive. Mr. Hicks is a seasoned veteran with 27 years of experience in the executive search/leadership advisory industry.

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-	S. John Kim has decided to resign from his current position as Managing Partner, Global Practices, effective October 14, 2011 to return to a market-facing role within the company’s Financial Services Practice. A replacement for his former position has not been named. In the interim, Global Practice leaders will report directly to CEO Kevin Kelly.

-	Richard J. Caldera has resigned as the company’s Chief Human Resources Officer, but will remain with the company until December 31, 2011 to ensure an orderly transition of his duties and responsibilities.

The company expects to record a one-time pre-tax restructuring charge of approximately $18 million during the 2011 fourth quarter related to its strategic initiatives. The charge primarily relates to employee termination costs, the majority of which will be paid in the 2011 fourth quarter, but a portion of the charge relates to the closing of several of its smaller offices. The company expects to partially offset the restructuring charge with savings that will be realized during the 2011 fourth quarter.

Heidrick & Struggles will release its 2011 third quarter results for the period ended September 30, 2011 on Tuesday, October 25, 2011 and hold its quarterly conference call that morning at 10:00 a.m. (EST) via its website. The impact of the restructuring charge and the current economic outlook for Europe has prompted the company to revisit the carrying value of goodwill related to its European business. Depending on the results of this review, which will be reported in the 2011 third quarter release, the company could record a non-cash impairment charge of its goodwill and intangible assets as high as $25 million.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc., (NASDAQ: HSII) is the leadership advisory firm providing executive search and leadership consulting services, including succession planning, executive assessment, talent retention management, executive development, transition consulting for newly appointed executives, and M&A human capital integration consulting. For almost 60 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles’ leadership experts operate from principal business centers globally. For more information about Heidrick & Struggles, please visit www.heidrick.com.

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Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract and retain qualified executive search consultants; our ability to develop and maintain strong, long-term relationships with our clients; further declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; delays in the development and/or implementation of new or improved technology and systems; and the ability to align our cost structure and headcount with net revenue.

The forward-looking statements about our planned restructuring are subject to particular risks and uncertainties, including our current estimates of the scope, timing and cost of those activities, as well as the expected expense savings resulting from the restructuring initiatives and other activities. These forward-looking statements involve risks and uncertainties that could cause our results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, the risk of additional costs and delays associated with compliance with U.S. and foreign labor and other laws, the risk that a decline in general economic conditions and/or unforeseen changes in the strength of our clients’ businesses and demand for services will require changes to the planned restructuring, and the risk that we are not able to realize the savings expected from the restructuring activities. In addition, other risks that we face in running our operations include the ability to execute successfully through business cycles while we continue to implement cost reductions; the ability to meet and achieve the benefits of our cost-reduction goals and otherwise successfully adapt our cost structures to continuing changes in business conditions; and the risk that our cost-cutting initiatives will impair our ability to attract and retain qualified executive search and leadership advisory consultants.

Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Investors & Analysts:

Julie Creed, Vice President, Investor Relations & Real Estate

+1 312 496 1774 or jcreed@heidrick.com

Media:

Jennifer Nelson, Director, Global Marketing

+1 404 682 7373 or jnelson@heidrick.com

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